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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT




Pursuant to Section 13 or 15 (d) of the Securities and Exchange Act of 1934


Date of Report (date of earliest event reported) October 27, 1999
                                                 ----------------


                       Florida East Coast Industries, Inc.
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             (Exact name of Registrant as specified in its charter)


         Florida                     2-89530                 59-2349968
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(State or other jurisdiction     (Commission File   (IRS Employer Identification
       of incorporation)             Number)                   (Number)

One Malaga Street, St. Augustine, Florida                 32084
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 (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code:  904-826-2398
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ITEM 5.       OTHER MATERIALLY IMPORTANT EVENTS


See the following press release dated October 27, 1999 announcing the intention of The St. Joe Company and Florida East Coast Industries, Inc., subject to the approval by the shareholders of Florida East Coast Industries, Inc. ("FECI") and IRS approval, to implement a recapitalization of FECI and a spin off of St. Joe's 54% interest in FECI to St. Joe shareholders.

The Distribution and Recapitalization Agreement between The St. Joe Company and Florida East Coast Industries, Inc; the Shareholders Agreement between Alfred I. duPont Testamentary Trust, Nemours Foundation and Florida East Cost Industries, Inc., and Master Agreement between St. Joe and Gran Central Corporation will be filed with the Company's Quarterly Report on Form 10-Q on or before November 15, 1999.

JACKSONVILLE AND ST. AUGUSTINE, FLORIDA (October 27, 1999): The St. Joe Company (NYSE: JOE) and Florida East Coast Industries, Inc. (NYSE: FLA) announced today that they have agreed to undertake a recapitalization of Florida East Coast to facilitate a pro rata tax-free spin-off to St. Joe's shareholders of St. Joe's 54 percent equity interest in Florida East Coast.

         As part of the recapitalization, St. Joe will exchange all of its shares of Florida East Coast common stock for an equal number of shares of a new class of Florida East Coast common stock. The holders of the new class of Florida East Coast common stock will be entitled to elect 80% of the members of the Board of Directors of Florida East Coast, but the new Florida East Coast common stock will otherwise have substantially identical rights to the existing common stock. The new class of Florida East Coast common stock will be distributed pro rata to St. Joe shareholders in a tax-free distribution. St. Joe will not retain any equity interest in Florida East Coast after the spin-off is completed.

         "The spin-off allows us to efficiently deliver significant value to our shareholders and allows St. Joe to sharpen its focus on its real estate businesses by transferring directly to our shareholders this valuable, but non-core, asset," said Peter S. Rummell, chairman and CEO of St. Joe. "The spin-off will allow St. Joe to divest itself of its Florida East Coast stock in a tax efficient manner."

         "Every aspect of this transaction is a win-win proposition for the Florida East Coast and St. Joe shareholders," said Robert W. Anestis, chairman and CEO of Florida East Coast. "It will allow Florida East Coast greater flexibility to deploy strategies to build value for shareholders and customers through our core businesses of transportation, commercial and industrial real estate and telecommunications. With this new ownership arrangement, we will also be free to modify our capital structure to increase shareholder value, including, if appropriate, share repurchases and the prudent use of leverage."

         At the closing of the transaction, various service agreements between St. Joe and Gran Central Corporation, a wholly owned subsidiary of Florida East Coast, will become effective. Under the terms of these agreements, which extend for up to three years after the closing of the transaction, Gran Central will retain St. Joe, acting through its affiliates St. Joe Commercial,


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Advantis and Codina Group, to continue to develop and manage certain commercial real estate holdings of Gran Central. The terms of these agreements have also been approved by both boards of directors, and in the judgment of the boards, reflect arms-length terms and conditions that are commonly found in today's marketplace.

         "With these agreements, the commercial real estate arms of each company, St. Joe Commercial and Florida East Coast's real estate division, the Gran Central Corporation, will capitalize on a unique combination of assets and expertise that bring to the marketplace expanded financial strength and superior capabilities," said Rummell. "In addition, St. Joe Commercial and Gran Central have separately agreed to form a joint venture in order to develop certain properties they each own, and plan to seek and commence other new commercial real estate development opportunities throughout Florida."

         The recapitalization, exchange and spin-off are expected to be completed during the second quarter of 2000 and are subject to a number of conditions including the receipt of an Internal Revenue Service ruling concerning the tax-free status of the proposed spin-off and the approval of the recapitalization by a majority of the minority shareholders of Florida East Coast. The boards of directors of The St. Joe Company and Florida East Coast Industries have unanimously approved the transaction.

         Florida East Coast was advised by Donaldson Lufkin & Jenrette Securities Corporation. The St. Joe Company was advised by Morgan Stanley Dean Witter.

         As of September 30, 1999 St. Joe had 87,073,831 shares of common stock issued and outstanding and owned 19,609,216 shares of Florida East Coast's common stock, representing a 54 percent equity interest.

ABOUT THE COMPANIES

         Florida East Coast Industries, a publicly held company based in St. Augustine, Florida, conducts operations through four wholly owned subsidiaries, Gran Central Corporation (GCC), Florida East Coast Railway Company (FECR), International Transit, Inc.
(ITI) and FEC Telecom, Inc.

         GCC develops, leases and manages over 5.0 million square feet of office, service and warehouse space, including a number of industrial and commercial parks in Jacksonville, Orlando and Miami, and owns approximately 18,000 acres of real estate primarily along the east coast of Florida. FECR is a regional freight railroad with operations on 351 miles of main line track, from Jacksonville to Miami. ITI provides truckload service, intermodal drayage and transportation logistics and brokerage services throughout the mid-west and the southeastern United States. FEC Telecom is based in Orlando, Florida and will utilize and seek to expand Florida East Coast's "Florida Footprint" telecom assets. Florida East Coast controls 12,600 fiber miles of "dark fiber" fiber optic cable and telecommunications conduit assets comprising a 780-mile "telecommunication loop" that will reach 12 of Florida's 15 largest population centers and 73 percent of its total population.



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         The St. Joe Company, a publicly held company based in Jacksonville,
Florida, is one of the Southeast's largest real estate operating companies. It is engaged in community, commercial, industrial, leisure and resort development, along with residential and commercial real estate services. St. Joe is comprised of two real estate development arms, St. Joe Commercial and Arvida, each with a services component. The company also has significant interests in timber.

CONFERENCE CALL

         A joint St. Joe and Florida East Coast conference call has been scheduled for today, Wednesday, October 27, 1999 at 10:00 am Eastern time. Peter
S. Rummell, chairman and CEO of St. Joe, Robert W. Anestis, chairman and CEO of Florida East Coast, Kevin M. Twomey, president and CFO of St. Joe and Robert H. Nazarian, executive vice president and CFO of Florida East Coast will explain the transaction announced today and take questions.

         If you wish to participate in the call, please phone 800.230.1766 (for domestic calls from the United States) or 612.288.0329 (for international calls) approximately ten minutes before the scheduled start time. You will be asked to identify yourself to the operator. Approximately three hours following the call, you may access a replay of the call by phoning 800.475.6701 (domestic) or
320.365.3844 (international) using access code 477511.

         The St. Joe Company will also broadcast the conference call live over the Internet in a listen-only format via Vcall. To participate, please visit http://www.vcall.com/. Access will be available 20 minutes prior to the scheduled start time. A replay of the conference call will be posted to the St. Joe web site at http://www.joe.com approximately two hours following the call. The replay will also be available at Vcall's web site for 30 days following the conference call.

         More information about St. Joe can be found at the web site http://www.joe.com.

         More information about Florida East Coast can be found at the web site http://www.feci.com.

                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                             FLORIDA EAST COAST INDUSTRIES, INC.


                                             BY: /s/ Heidi J. Eddins
                                                 -------------------------------
                                                 Senior Vice President, General
                                                 Counsel & Secretary

Dated: October 27, 1999
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